Exhibit 3 (b)

                   AMENDED AND RESTATED

                          BYLAWS
                            OF
                   OWENS & MINOR, INC.


                        ARTICLE I

                 Meetings of Shareholders


       1.1   Places  of  Meetings.    All meetings  of  the
 shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

       1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the fourth Tuesday in April, at 11:00 a.m., or on such other business day that is not earlier than the first day of March and not later than the last day of April, or at such other time, as shall be fixed by the Board of Directors.

       1.3   Special Meetings.   A  special meeting  of the
 shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

       1.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

       1.5   Quorum.   Any number  of shareholders together holding
 at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

       1.6   Voting.   At any meeting  of the  shareholders each
 shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

       1.7   Inspectors.      An   appropriate  number   of
 inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.


                        ARTICLE II

                        DIRECTORS


       2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of
 the  Board   of  Directors,  and,  except  as otherwise  expressly
 provided  by   law,  the  Articles  of Incorporation  or these
 Bylaws, all of the powers of the Corporation shall be vested in such Board.

       2.2 Number of Directors. The number of Directors constituting the Board of Directors shall be ten (10). The
 Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible.

       2.3   Election and Removal of Directors; Quorum.

             (a) At each annual meeting of shareholders, (i) the number of Directors equal to the number in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors are elected, and (ii) any other vacancies then existing shall be filled.

             (b) Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

             (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders' meeting at which directors are elected.

             (d) A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

       2.4   Meetings of Directors.   An annual meeting  of the
 Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or a majority of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

       2.5   Compensation.   By  resolution of  the  Board, Directors
 may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the
 Corporation  in  other   capacities  and receiving compensation for
 such other services.

       2.6   Eligibility  for Service  as a  Director.   No person
 shall be elected or reelected as a Director if at the time of such proposed election or re-election such person shall have attained the age of 75 years. No person shall serve as a Director after the annual meeting following his or her seventy-fifth (75th) birthday; provided that the provisions of this sentence shall not apply to any person elected as a director for a term beginning prior to January 1, 1993, during such term.

       2.7   Director Emeritus.  The Board of Directors may from time
 to time elect  one or more Directors Emeritus.   A Director Emeritus
 may be named "Chairman Emeritus" or "Vice Chairman Emeritus" if such person holds the office of Chairman or Vice Chairman of the Corporation or any of its subsidiaries at the time of retirement as a Director thereof. Each Director Emeritus shall be elected for a term expiring on the date of the next annual meeting of the Board. Directors Emeritus may attend meetings of the Board of Directors but shall not be entitled to vote at
 such meetings   and  shall  not  be  considered  "directors"  for
 purposes of these Bylaws or for any other purpose, except that they shall be entitled to receive notice of all regular and special
 meetings  of  the  Board of  Directors.    Each Director  Emeritus
 shall be paid the same fees as members of the Board of Directors for attendance at Board meetings.


                       ARTICLE III

                       COMMITTEES.


       3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not less than three Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have
 power to  (i) approve  or  recommend  to  shareholders   action
 that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to (Section Mark)13.1-706 of the Virginia Code; (iv) adopt, amend, or repeat the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within
 limits  specifically prescribed  by  the   Board  of  Directors.
 The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

       3.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

       3.3 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

       3.4 Quorum and Manner of Acting. A majority of the number of members of any Committee shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

       3.5   Term  of  Office.   Members  of  any Committee shall be
 elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

       3.6   Resignation  and  Removal.   Any  member  of a Committee
 may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

       3.7   Vacancies.    Any   vacancy  occurring  in   a Committee
 resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.


                        ARTICLE IV

                        OFFICERS


       4.1 Election of Officers: Terms. The officers of the Corporation shall consist of a President, a Secretary and a
 Treasurer.   Other officers,  including a Chairman  of the Board,
 one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

       4.2 Removal of Officers: Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

       4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

        4.4 Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management
 and  direction   of  the  business  and operations  of the
 Corporation and  its divisions,  if any, subject only  to  the
 ultimate  authority  of the  Board  of Directors.   He shall be a
 Director and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officer a member of all Committees of the Board. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate
 meetings.   He  may  sign and  execute in  the  name of  the
 Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing
 and   the  execution  thereof  shall  be  expressly delegated  by these Bylaws to some other officer or agent of the  Corporation or
 shall be required by law otherwise to be signed  or  executed.   In
 addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

       4.5   Duties of  the  Vice Presidents.    Each  Vice President
 (which term  includes any  Senior Executive  Vice President,
 Executive  Vice   President  and   Senior  Vice President), if any,
 shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

       4.6 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and
 depositories as shall be  designated by the Board of Directors.   He
 shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted
 accounting   practices;  (ii)  for  the preparation  of appropriate
 operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The
 Treasurer  may sign and   execute  in   the  name   of  the
 Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

       4.7 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed by facsimile or otherwise to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is required in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

       4.8   Compensation.   The  Board of  Directors shall have
 authority to fix the compensation of all officers of the Corporation.




                        ARTICLE V

                      CAPITAL STOCK


       5.1   Certificates.   The shares of capital stock of the
 Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates
 representing  shares of such  class or classes.   If any  officer
 whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

       5.2   Lost,  Destroyed  and Mutilated  Certificates. Holders
 of  the shares of the  Corporation shall immediately notify   the
 Corporation   of  any  loss,   destruction  or mutilation  of the
 certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

       5.3   Transfer   of  Shares.   The  shares   of  the
 Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written
 power of attorney to have the same transferred  on   the  books   of
 the  Corporation.     The Corporation will recognize, however, the
 exclusive right of the person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner. To the extent that any provision of the Amended and
 Restated   Rights  Agreement  between  the  Corporation  and
 Wachovia Bank of North Carolina, N.A., as Rights Agent, dated as of May 10, 1994, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by these Bylaws.

       5.4   Fixing  Record  Date.    For  the  purpose  of
 determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or
 shareholders entitled  to   receive  payment  of  a   dividend  or
 other distribution, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders
 entitled to vote at any meeting of shareholders has   been  made
 as   provided  in   this  section,   such determination shall apply
 to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                        ARTICLE VI

                 MISCELLANEOUS PROVISIONS


       6.1   Seal.    The  seal  of the  Corporation  shall consist
 of a circular design with the words "Owens & Minor, Inc." around the top margin thereof, "Richmond, Virginia" around the lower margin thereof and the word "Seal" in the center thereof.

       6.2   Fiscal  Year.     The  fiscal   year  of   the
 Corporation shall end on such date and shall consist of such
 accounting  periods  as  may  be   fixed  by  the  Board  of
 Directors.

       6.3   Checks,  Notes  and  Drafts.    Checks, notes, drafts
 and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may
 authorize.   When  the  Board of  Directors so authorizes, however,
 the signature of any such person may be a facsimile.

       6.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

       6.5   Voting  of  Shares  Held.    Unless  otherwise provided
 by resolution of the Board of Directors or of the Executive Committee, if any, the President may cast the vote which the
 Corporation  may  be   entitled  to  cast  as  a shareholder or
 otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation, or in lieu thereof, from time to time appoint an attorney or attorneys or
 agent or agents of the  Corporation,  in   the  name  and  on behalf
 of the Corporation, to cast such votes or give such consents. The President shall instruct any person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper.


                       ARTICLE VII

                       EMERGENCY BYLAWS


       7.1 The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different
 provision in the preceding  Articles of these Bylaws  or   in  the
 Articles  of  Incorporation   of  the Corporation or in the
 Virginia Stock Corporation Act (other than  those provisions
 relating to  emergency bylaws).   An emergency exists if a quorum
 of the Corporation's Board  of Directors  cannot  readily  be
 assembled  because  of  some catastrophic  event.   To the  extent
 not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency
 Bylaws shall cease to be  operative unless and until   another such
 emergency shall occur.

       7.2   During any such emergency:

             (a)   Any  meeting of  the Board  of Directors may be
 called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section
 2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a
 time less than  twenty-four   hours  before  the  meeting   if
 deemed necessary by  the person  giving notice.    Notice shall  be
 similarly given, to the extent feasible, to the other persons referred to in (b) below.

             (b)   At   any  meeting   of  the   Board   of
 Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by these Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as
 referred   to  below,  to  the  number necessary to make up such
 quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

                     (i) Vice-Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

                     (ii)    All   other  officers   of  the
 Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

                     (iii)   Any  other  persons  that  are
 designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

             (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

             (d)   The  Board of Directors,  during as well as
 before  any  such   emergency,  may,  effective  in  the emergency,
 change the principal office, or designate several alternative offices, or authorize the officers so to do.

       7.3 No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

       7.4 These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.